Exhibit 99.1

ION announces new appointment to its Board of Directors

HOUSTON – February 11 , 2021 – ION Geophysical Corporation (NYSE: IO) today announced the election of Mr. Zhang ShaoHua to its Board of Directors, effective February 8, 2021.

Under an Investor Rights Agreement between the Company and BGP Inc., China National Petroleum Corporation (‘BGP”), BGP has the right to appoint a nominee to the Company’s Board of Directors, and to replace that nominee from time to time. Mr. Zhang’s appointment came as his predecessor on our Board, Mr. Zheng HuaSheng, transferred to another China National Petroleum Corporation company.  Our Board approved Mr. Zhang’s appointment unanimously.

Mr. Zhang is currently General Manager of BGP, the world's largest land seismic contractor.  Having spent over 30 years in the seismic industry, he has a strong technical background as well as significant management experience.  Mr. Zhang began his career at BGP in geophysics and held three key technology Director roles running the Acquisition Technical Department, Science and Technology Department, and finally the R&D Center. In 2018, he was promoted to Chief Geophysicist of BGP.

Mr. Zhang holds a Master’s degree in Geophysical Prospecting from Changchun College of Geology (presently Jilin University) and a Master’s of Business Administration degree from the University of South Alabama.

Jay Lapeyre, Chairman of the Board, said this of the transition, “On behalf of ION and our Board of Directors, I would like to extend our appreciation to Zheng HuaSheng for serving on the Board and for his contributions to the Company.  Simultaneously, I would like to welcome Zhang ShaoHua, who brings significant industry knowledge and leadership experience to ION.  His technical expertise will prove particularly beneficial as we continue to execute on our refined strategy and develop new offerings to capitalize on the energy transition and digitalization opportunities that optimize decision-making and value for clients.”

About ION

Leveraging innovative technologies, ION delivers powerful data-driven decision-making to offshore energy, ports and defense industries, enabling clients to optimize operations and deliver superior returns.  Learn more at iongeo.com.

Contacts

ION (Investor relations)

Executive Vice President and Chief Financial Officer

Mike Morrison, +1 281.879.3615

mike.morrison@iongeo.com

ION (Media relations)

Vice President, Communications

Rachel White, +1 281.781.1168

rachel.white@iongeo.com

Registration statements relating to the securities to be offered in the exchange offer and the rights offering in connection with the restructuring transactions have been filed with the Securities and Exchange Commission, but have not yet become effective.  These securities may not be sold nor may offers to buy be accepted prior to the time the registration statements become effective.  This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities, nor shall there be any offer, solicitation or sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful under the securities laws of such state or jurisdiction.  The exchange offer and the rights offering will be made only by means of a prospectus.  Copies of each such prospectus, when they become available, will be distributed, as applicable, to our bondholders and shareholders and may also be obtained free of charge at the website maintained by the SEC at or by contacting the appropriate agent for the offerings.  Contact information for such agents will be provided when available.

The information herein contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may include information and other statements that are not of historical fact. Actual results may vary materially from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include the risks associated with the timing and development of ION Geophysical Corporation's products and services; pricing pressure; decreased demand; changes in oil prices; agreements made or adhered to by members of OPEC and other oil producing countries to maintain production levels; the COVID-19 pandemic; our ability to complete the Restructuring Transactions and other related matters in a timely manner, if at all; and political, execution, regulatory, and currency risks. For additional information regarding these various risks and uncertainties, see our Form 10-K for the year ended December 31, 2019, filed on February 6, 2020, and our Forms S-1 and S-4, filed on January 29, 2021. Additional risk factors, which could affect actual results, are disclosed by the Company in its filings with the Securities and Exchange Commission ("SEC"), including its Form 10-K, Form 10-Qs and Form 8-Ks filed during the year. The Company expressly disclaims any obligation to revise or update any forward-looking statements.